Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption "Experts" and to the use of our report dated March 16, 2026, in the Registration Statement (Form S-1 No. 333-292586) and related to the Preliminary Prospectus of Morgan Stanley Bitcoin Trust dated March 17, 2026.

/s/ Ernst & Young LLP

New York, New York

March 17, 2026